UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 30, 2005

SEALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13895	34-1444240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Slauson Ave., Culver City, California	90293
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On December 30, 2005, SeaLife Corporation fulfilled an order for 750 gallons of SeaLife 1000 XP antifoul paint, and approximately 800 gallons of third party coating materials, for application on commercial marine vessels. The aggregate value of the order was approximately $107,000. The order was received pursuant to an open purchase order for the supply of a total of approximately 45,000 gallons of marine coatings valued at approximately $1.28 million, including 1680 gallons of SeaLife 1000 XP (valued at $131,964.00). The open purchase order is non-binding and does not obligate either SeaLife or its customer to purchase or deliver any SeaLife or third party products.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2005	SEALIFE CORPORATION
/S/ ROBERT A. MCCASLIN _______________________________________________ Robert A. McCaslin, Chief Executive Officer and Chief Financial Officer

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